Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BIOAFFINITY TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF NOVEMBER, A.D. 2021, AT 12:08 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5505424 8100
SR# 20213910017

Authentication: 204824501
Date: 12-01-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:08 PM 11/29/2021
FILED 12:08 PM 11/29/2021
SR 20213910017 - File Number 5505424

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF BIOAFFINITY TECHNOLOGIES, INC.

bioAffinity Technologies, Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on March 26, 2014, as previously amended by that Certificate of Amendment filed with the Secretary of State on May 31, 2016 (the "**Certificate of Incorporation**").

2. The Corporation's board of directors adopted resolutions setting forth this amendment to the Corporation's Certificate of Incorporation declaring said amendment to be advisable and soliciting the approval of the Corporation's stockholders. Thereafter, the necessary number of shares as required by statute approved this amendment at a properly noticed and duly convened meeting of the Corporation's stockholders.

3. Section 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

   "4. The total number of shares of common stock which the corporation is authorized to issue is 100,000,000, at a par value of $0.001 per share and the total number of shares of preferred stock which the corporation is authorized to issue is 20,000,000, at a par value of $0.001 per share."

4. This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Maria Zannes, its President and Chief Executive Officer, this 24th day of November 2021.

DocuSigned by:
Maria Zannes

Maria Zannes
President and Chief Executive Officer